Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                               Contact:                      Lisa M. O’Neill
                                                                                                                                                                         Executive Vice President and Chief Financial Officer
                                                                                                                                                                         (574) 267-9125
                                                                                                                                                                         lisa.oneill@lakecitybank.com

Lake City Bank Reports Strong

First Quarter Operating Performance

Shareholder Dividend Increases of 11%

Warsaw, Indiana (April 25, 2014) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income of $9.9 million for the first quarter of 2014, an increase of 7% versus $9.2 million for the first quarter of 2013.  Diluted net income per common share increased 5% to $0.59 versus $0.56 for the comparable period of 2013.

David M. Findlay, President and Chief Executive Officer, commented, “Led by another quarter of strong loan growth, we are pleased with our operating performance.  We’re particularly encouraged by the strengthening economic indicators in our Indiana markets as our core lending business in the commercial and industrial sector grew by $43 million in the quarter.”

Earnings for the first quarter of 2014 were negatively impacted by a non-cash provision for state income tax expense of $431,000, which resulted from a revaluation of the company’s state deferred tax items.  During the first quarter of 2014, the Indiana legislature approved new tax rates for financial institutions.  The tax rate, currently 8.0%, is scheduled to drop to 6.5% for 2017.  The new legislation further reduces the rate to 4.9%, phased-in beginning in 2019.  This lower state tax rate going forward will reduce the benefit provided by the company’s existing deferred tax items.

Excluding the effect of the non-cash adjustment, net income for the three months ended March 31, 2014 was $10.3 million, representing an increase of 12% over the comparable period of 2013.  Diluted net income per share would have been $0.62 for the three month period ended March 31, 2014, representing an increase of 11% over the comparable period in 2013.

As previously announced, the board of directors approved a cash dividend for the first quarter of $0.21 per share, payable on May 5, 2014, to shareholders of record as of April 25, 2014.  The quarterly dividend represents an 11% increase over the quarterly dividends paid for each quarter of 2013.

“This double digit increase in our dividend reflects our confidence in the strength and quality of our earnings and the extremely strong capital structure we have built through long-term and consistent performance,” observed Findlay.

Average total loans for the first quarter of 2014 were $2.54 billion, an increase of $283.1 million, or 13% versus $2.26 billion for the comparable period in 2013.  Total loans outstanding grew $311.7 million, or 14%, from $2.26 billion as of March 31, 2013 to $2.57 billion as of March 31, 2014.  On a linked quarter basis, average total loans increased $78.2 million, or 3%, from $2.46 billion for the fourth quarter of 2013 to $2.54 billion for the first quarter of 2014.

The company’s net interest margin was 3.38% in the first quarter of 2014, up from 3.17% for the first quarter of 2013. Further, the net interest margin improved from 3.33% in the fourth quarter of 2013.  Despite downward pressure on loan yields and the prolonged low interest rate environment, the company improved its net interest margin in each of the past five quarters as a result of declines in deposit rates and overall funding costs and improvement in the investment portfolio yields.

The company’s tangible common equity to tangible assets ratio was 10.18% at March 31, 2014, compared to 10.38% at March 31, 2013 and 10.05% at December 31, 2013.  Average total deposits for the quarter ended March 31, 2014 were $2.64 billion versus $2.47 billion for the first quarter of 2013, an  increase of 7%.  On a linked quarter basis, average total deposits increased $64.8 million, or 2.5%.

Findlay added, “As a result of our strong capital structure, we are in a great position to continue our Indiana growth strategy.  During the quarter, we experienced loan growth across all of our Indiana markets and believe that our reputation and positioning as a smartly aggressive commercial lender has further strengthened as we start the year.”

For the fifth consecutive quarter, the company did not record a provision for loan losses.  The absence of a provision for loan losses was generally driven by the stabilization and improvement in key loan quality metrics, including lower levels of nonperforming loans, appropriate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the company’s markets and general signs of improvement in its borrowers’ performance and future prospects.  The company’s allowance for loan losses as of March 31, 2014 was $46.1 million compared to $50.8 million as of March 31, 2013 and $48.8 million as of December 31, 2013.  The allowance for loan losses represented 1.79% of total loans as of March 31, 2014 versus 2.25% at March 31, 2013 and 1.92% as of December 31, 2013.  Further, the allowance for loan losses as a percentage of nonperforming loans increased to 306% as of March 31, 2014, versus 234% at March 31, 2013, and 204% as of December 31, 2013.

Nonperforming assets decreased 27% to $16.3 million as of March 31, 2014 versus $22.4 million as of March 31, 2013.  On a linked quarter basis, nonperforming assets were 33% lower than the $24.4 million reported on December 31, 2013.  The decrease in nonperforming assets during the first quarter of 2014 primarily resulted from payoffs of $4.3 million and charge offs of $2.4 million recognized on a commercial relationship consisting of three loans totaling $6.7 million.  In addition, one commercial credit of $1.4 million was removed from the impaired category due to improved performance.  The ratio of nonperforming assets to total assets at March 31, 2014, was 0.50% versus 0.77% at both March 31, 2013 and December 31, 2013. Net charge-offs totaled $2.7 million in the first quarter of 2014 versus $626,000 during the first quarter of 2013 and $1.0 million during the linked fourth quarter of 2013.

The company's noninterest income decreased 1% to $7.4 million for the first quarter of 2014 from $7.5 million for the first quarter of 2013.  Year-over-year, quarterly noninterest income was negatively impacted by a $444,000 decrease in mortgage banking income, driven by lower production volumes due to higher mortgage rates.  Service charges on deposit accounts increased by $180,000 and investment brokerage fees increased by $168,000.

The company’s noninterest expense increased $1.9 million, or 13%, to $16.8 million in the first quarter of 2014 versus $14.9 million in the comparable quarter of 2013.  On a linked quarter basis, noninterest expense increased by $262,000 from $16.5 million in the fourth quarter of 2013.  On a year-over-year basis, salaries and employee benefits increased by $822,000 in the three month period ended March 31, 2014 versus the same period of 2013.  These increases in salary and employee benefits were driven by staff additions, normal merit increases and higher performance incentive-based compensation costs.  Quarterly net occupancy expense increased $264,000 driven by higher weather-related expenses, including snow removal and utility costs.  Professional fees increased $205,000 due to higher legal and placement expenses.  Data processing fees increased by $198,000 due to a larger customer base as well as greater utilization of services from the company’s core processor, which the company expects will improve marketing and cross-selling initiatives.  In addition, equipment costs increased $164,000 during the first quarter of 2014, driven by higher depreciation expenses.  The company's efficiency ratio was 52% for the first quarters of 2014 and 2013, compared to 51% for the linked fourth quarter of 2013, which consistently ranks in the top quartile of peer financial institutions in the country.

Lakeland Financial Corporation is a $3.2 billion bank holding company headquartered in Warsaw, Indiana.  Lake City Bank, its single bank subsidiary, is the fourth largest bank in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 46 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.”

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the company and its business, including factors that could materially affect the company’s financial results, is included in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
FIRST QUARTER 2014 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except per share data)
	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
END OF PERIOD BALANCES	2014	2013	2013
Assets	$ 3,233,724	$ 3,175,764	$ 2,927,702
Deposits	2,738,774	2,546,068	2,451,188
Loans	2,574,190	2,535,098	2,262,460
Allowance for Loan Losses	46,137	48,797	50,818
Total Equity	332,091	321,964	306,674
Tangible Common Equity	329,024	318,914	303,655
AVERAGE BALANCES
Total Assets	$ 3,187,133	$ 3,109,027	$ 2,943,767
Earning Assets	3,021,440	2,942,828	2,767,928
Investments	473,184	473,623	478,098
Loans	2,538,622	2,460,396	2,255,505
Total Deposits	2,642,562	2,577,777	2,473,152
Interest Bearing Deposits	2,178,898	2,111,449	2,092,394
Interest Bearing Liabilities	2,380,595	2,307,167	2,243,297
Total Equity	328,058	319,620	303,227
INCOME STATEMENT DATA
Net Interest Income	$ 24,680	$ 24,298	$ 21,257
Net Interest Income-Fully Tax Equivalent	25,151	24,780	21,674
Provision for Loan Losses	0	0	0
Noninterest Income	7,427	7,878	7,481
Noninterest Expense	16,790	16,528	14,893
Net Income	9,912	10,588	9,246
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.60	$ 0.64	$ 0.56
Diluted Net Income Per Common Share	0.59	0.63	0.56
Cash Dividends Declared Per Common Share	0.19	0.19	0
Book Value Per Common Share (equity per share issued)	20.08	19.54	18.67
Tangible Book Value Per Common Share	19.90	19.36	18.49
Market Value – High	41.46	39.32	27.02
Market Value – Low	35.31	31.72	23.92
Basic Weighted Average Common Shares Outstanding	16,513,645	16,466,461	16,408,710
Diluted Weighted Average Common Shares Outstanding	16,713,853	16,688,793	16,527,171
KEY RATIOS
Return on Average Assets	1.26%	1.35%	1.27%
Return on Average Total Equity	12.25	13.14	12.37
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	52.29	51.37	51.82
Average Equity to Average Assets	10.29	10.28	10.30
Net Interest Margin	3.38	3.33	3.17
Net Charge Offs to Average Loans	0.42	0.16	0.11
Loan Loss Reserve to Loans	1.79	1.92	2.25
Loan Loss Reserve to Nonperforming Loans	305.50	203.79	233.86
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	147.29	117.13	112.10
Nonperforming Loans to Loans	0.59	0.94	0.96
Nonperforming Assets to Assets	0.50	0.77	0.77
Total Impaired and Watch List Loans to Total Loans	6.56	6.64	8.17
Tier 1 Leverage	11.20	11.25	11.11
Tier 1 Risk-Based Capital	13.08	12.99	13.51
Total Capital	14.34	14.25	14.77
Tangible Capital	10.18	10.05	10.38
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 1,802	$ 1,968	$ 2,852
Loans Past Due 90 Days or More	20	46	0
Non-accrual Loans	15,082	23,899	21,730
Nonperforming Loans (includes nonperforming TDR's)	15,102	23,945	21,730
Other Real Estate Owned	1,192	469	667
Other Nonperforming Assets	9	12	13
Total Nonperforming Assets	16,303	24,426	22,410
Performing Troubled Debt Restructurings	16,222	17,714	23,605
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	10,721	18,531	19,607
Total Troubled Debt Restructurings	26,943	36,245	43,211
Impaired Loans	34,101	43,218	47,685
Non-Impaired Watch List Loans	134,680	125,045	137,242
Total Impaired and Watch List Loans	168,781	168,263	184,927
Gross Charge Offs	2,751	1,182	1,206
Recoveries	91	174	580
Net Charge Offs/(Recoveries)	2,659	1,008	626

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
March 31, 2014 and December 31, 2013
(in thousands, except share data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Cash and due from banks	$ 67,960	$ 55,727
Short-term investments	9,179	7,378
Total cash and cash equivalents	77,139	63,105

Securities available for sale (carried at fair value)	471,449	468,967
Real estate mortgage loans held for sale	2,043	1,778

Loans, net of allowance for loan losses of $46,137 and $48,797	2,528,053	2,486,301

Land, premises and equipment, net	39,575	39,335
Bank owned life insurance	62,994	62,883
Federal Reserve and Federal Home Loan Bank stock	10,732	10,732
Accrued interest receivable	8,833	8,577
Goodwill	4,970	4,970
Other assets	27,936	29,116
Total assets	$ 3,233,724	$ 3,175,764

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 482,189	$ 479,606
Interest bearing deposits	2,256,585	2,066,462
Total deposits	2,738,774	2,546,068

Short-term borrowings
Federal funds purchased	8,000	11,000
Securities sold under agreements to repurchase	81,361	104,876
Other short-term borrowings	25,000	146,000
Total short-term borrowings	114,361	261,876

Long-term borrowings	35	37
Subordinated debentures	30,928	30,928
Accrued interest payable	2,938	2,918
Other liabilities	14,597	11,973
Total liabilities	2,901,633	2,853,800

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,533,617 shares issued and 16,433,341 outstanding as of March 31, 2014
16,475,716 shares issued and 16,377,449 outstanding as of December 31, 2013	93,789	93,249
Retained earnings	239,889	233,108
Accumulated other comprehensive income/(loss)	454	(2,494)
Treasury stock, at cost (2014 - 100,276 shares, 2013 - 98,267 shares)	(2,130)	(1,988)
Total stockholders' equity	332,002	321,875
Noncontrolling interest	89	89
Total equity	332,091	321,964
Total liabilities and equity	$ 3,233,724	$ 3,175,764

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2014 and 2013
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 25,334	$ 24,486
Tax exempt	98	102
Interest and dividends on securities
Taxable	2,011	945
Tax exempt	819	735
Interest on short-term investments	8	24
Total interest income	28,270	26,292

Interest on deposits	3,187	4,637
Interest on borrowings
Short-term	151	91
Long-term	252	307
Total interest expense	3,590	5,035

NET INTEREST INCOME	24,680	21,257

Provision for loan losses	0	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	24,680	21,257

NONINTEREST INCOME
Wealth advisory fees	1,039	944
Investment brokerage fees	1,117	949
Service charges on deposit accounts	2,151	1,971
Loan, insurance and service fees	1,458	1,456
Merchant card fee income	350	276
Bank owned life insurance income	372	393
Other income	875	982
Mortgage banking income	65	509
Net securities gains (losses)	0	1
Total noninterest income	7,427	7,481

NONINTEREST EXPENSE
Salaries and employee benefits	9,987	9,165
Net occupancy expense	1,110	846
Equipment costs	773	609
Data processing fees and supplies	1,491	1,293
Corporate and business development	416	406
FDIC insurance and other regulatory fees	477	463
Professional fees	800	595
Other expense	1,736	1,516
Total noninterest expense	16,790	14,893

INCOME BEFORE INCOME TAX EXPENSE	15,317	13,845
Income tax expense	5,405	4,599
NET INCOME	$ 9,912	$ 9,246

BASIC WEIGHTED AVERAGE COMMON SHARES	16,513,645	16,408,710
BASIC EARNINGS PER COMMON SHARE	$ 0.60	$ 0.56
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,713,853	16,527,171
DILUTED EARNINGS PER COMMON SHARE	$ 0.59	$ 0.56

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FIRST QUARTER 2014
(unaudited in thousands)

	March 31,		December 31,		March 31,
	2014		2013		2013
Commercial and industrial loans:
Working capital lines of credit loans	$ 476,818	18.5%	$ 457,690	18.0%	$ 437,295	19.3%
Non-working capital loans	467,679	18.2	443,877	17.5	404,934	17.9
Total commercial and industrial loans	944,497	36.7	901,567	35.6	842,229	37.2

Commercial real estate and multi-family residential loans:
Construction and land development loans	144,978	5.6	157,630	6.2	97,263	4.3
Owner occupied loans	388,052	15.1	370,386	14.6	365,619	16.2
Nonowner occupied loans	424,143	16.5	394,748	15.6	339,030	15.0
Multifamily loans	57,882	2.2	63,443	2.5	46,270	2.0
Total commercial real estate and multi-family residential loans	1,015,055	39.4	986,207	38.9	848,182	37.5

Agri-business and agricultural loans:
Loans secured by farmland	109,260	4.2	133,458	5.3	99,537	4.4
Loans for agricultural production	104,384	4.1	120,571	4.8	105,312	4.7
Total agri-business and agricultural loans	213,644	8.3	254,029	10.0	204,849	9.1

Other commercial loans	77,324	3.0	70,770	2.8	48,867	2.2
Total commercial loans	2,250,520	87.4	2,212,573	87.3	1,944,127	85.9

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	135,111	5.2	125,444	4.9	116,164	5.1
Open end and junior lien loans	139,185	5.4	146,946	5.8	154,773	6.8
Residential construction and land development loans	5,658	0.2	4,640	0.2	6,110	0.3
Total consumer 1-4 family mortgage loans	279,954	10.9	277,030	10.9	277,047	12.2

Other consumer loans	44,319	1.7	46,125	1.8	41,891	1.9
Total consumer loans	324,273	12.6	323,155	12.7	318,938	14.1
Subtotal	2,574,793	100.0%	2,535,728	100.0%	2,263,065	100.0%
Less: Allowance for loan losses	(46,137)		(48,797)		(50,818)
Net deferred loan fees	(603)		(630)		(605)
Loans, net	$2,528,053		$2,486,301		$2,211,642